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                                                                     EXHIBIT 1.1

                         THE CHARLES SCHWAB CORPORATION

                             UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
                               (DEBT SECURITIES)

                               ________ ___, 2000

     From time to time, The Charles Schwab Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company has filed as abbreviated registration statement to register additional Debt

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Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462
Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     The term "Contract Securities" means the Offered Securities to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule I hereto, with such changes therein as the Company may approve (the "Delayed Delivery Contracts"). The term "Underwriters' Securities" means the Offered Securities other than Contract Securities.

     1.   Representations and Warranties. The Company represents and warrants to
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and agrees with each of the Underwriters that:

          a. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission.

          b. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

          c. The Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the

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corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          d. Each of Schwab Holdings, Inc. ("Holdings"), Charles Schwab & Co., Inc. ("Charles Schwab") and each other subsidiary of the Company that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          e. This Agreement has been duly authorized, executed and delivered by the Company.

          f. Each of the Senior Debt Indenture dated as of July 15, 1993, as amended (the "Senior Debt Indenture"), and the Senior Subordinated Debt Indenture dated as of July 15, 1993, as amended (the "Senior Subordinated Debt Indenture"), has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          g. The Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

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          h. The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of the Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be entitled to the benefits of the relevant Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          i. The execution and delivery by the Company of, and the performance by the company of its obligations under, this Agreement, the Senior Debt Indenture, the Senior Subordinated Debt Indenture, the Offered Securities and the Delayed Delivery Contracts will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Charles Schwab or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Senior Debt Indenture, the Senior Subordinated Debt Indenture, the Offered Securities or the Delayed Delivery Contracts, or for the performance by Charles Schwab of its obligations under this Agreement, except such as have been obtained, and such as may be required by the securities or Blue Sky laws of the various states and territories or similar laws in connection with the offer and sale of the Offered Securities; provided, however, that no representation is made as to whether the purchase of the Offered Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

          j. There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected since the date of the Underwriting Agreement).

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          k. There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          l. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          m. Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          n. Each of the Company and its Significant Subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          o. Charles Schwab is a member in good standing of the associations and exchanges indicated in the Prospectus and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     2.   Delayed Delivery Contracts. If the Prospectus provides for sales of
          --------------------------
Offered Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts may be entered into

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only with institutional investors approved by the Company. On the Closing Date, the Company will pay to the Manager as compensation for the accounts of the Underwriters the commission set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate amount of Offered Securities to be purchased by the several Underwriters shall be reduced by the aggregate amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the amount of Offered Securities set forth opposite such Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be applied in other proportions and so advises the Company; provided, however, that the total amount of Offered Securities to be purchased by all Underwriters shall be the aggregate amount set forth above, less the aggregate amount of Contract Securities.

     3.  Public Offering.  The Company is advised by the Manager that the
         ---------------
Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

     4.  Purchase and Delivery.  Except as otherwise provided in this Section 4,
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payment for the Underwriters' Securities shall be made to the Company in Federal or other funds immediately available in New York City at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Underwriters' Securities to the Underwriters duly paid.

     5.  Conditions to Closing.  The several obligations of the Underwriters
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hereunder are subject to the following conditions:

         a. Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any

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"nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the execution and delivery of the Underwriting Agreement), that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

         b. The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         c. The Manager shall have received on the Closing Date an opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Company, dated the Closing Date, to the effect that:

             (i) Charles Schwab is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and conduct its business as described in the Prospectus;

             (ii) this Agreement has been duly authorized, executed and delivered by the Company;

             (iii) each of the Senior Debt Indenture and the Senior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as enforcement thereof (a) may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws or court decisions affecting creditors' rights generally, (b) is subject to

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general principles of equity, regardless of whether codified by statute and regardless of whether enforcement is considered in a proceeding in equity or at law and (c) is subject to certain additional customary exceptions;

             (iv) the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company;

             (v) the Offered Securities have been duly authorized and established in conformity with the provisions of the relevant Indenture and if the Offered Securities are duly executed by the Company and completed and authenticated by the Trustee in accordance with the terms of the relevant Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, in the case of Underwriters' Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, the Offered Securities will be entitled to the benefits of the relevant Indenture and will be, valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as enforcement thereof (a) may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws or court decisions affecting creditors' rights generally, (b) is subject to general principles of equity, regardless of whether codified by statute and regardless of whether enforcement is considered in a proceeding in equity or at law and (c) is subject to certain additional customary exceptions;

             (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Senior Debt Indenture, the Senior Subordinated Debt Indenture, the Offered Securities and the Delayed Delivery Contracts, at the time the Offered Securities were issued, did not (a) contravene (1) any provision of applicable law (other than the securities or Blue Sky laws of the various states as to which such counsel need express no opinion) or (2) the certificate or articles of incorporation or by-laws of the Company or Charles Schwab, or (b) constitute a default under the Revolving Credit Facility, consisting of (i) a Credit Agreement (364-Day Commitment) , between the Company, Bank of America National Trust and Savings Association, as Administrative Agent, and the banks listed therein, as lenders, dated as of June 25, 1999, and the Promissory Notes issued pursuant thereto, and
(ii) nine separate but substantially identical Credit Agreements (3-Year Commitment), between the Company and each of the banks listed in those Credit Agreements, each dated as of June 26, 1998, as amended, and the Promissory Notes issued pursuant thereto as amended, and the Revolving Promissory Notes issued pursuant thereto, or to the best knowledge of such counsel, after reasonable investigation,

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any other instrument or agreement binding upon the Company or any subsidiary and evidencing or related to indebtedness for borrowed money, except such instruments and other agreements relating to capitalized lease obligations and installment purchase agreements for the acquisition of fixed assets, for which indebtedness does not in the aggregate exceed $15 million; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Senior Debt Indenture, the Senior Subordinated Debt Indenture, the Offered Securities or the Delayed Delivery Contracts, or for the performance by Charles Schwab of its obligations under this Agreement, except such as are specified and have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities; provided, however, that such counsel need not express an opinion as to whether the purchase of the Offered Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

             (vii) the statements (1) in the Prospectus under the captions "Description of Debt Securities," "Plan of Distribution," "Description of Notes," "Underwriting" and similar captions and (2) in the Registration Statement under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

             (viii) such counsel is of the opinion that the statements in the Prospectus under the caption "Certain United States Federal Income Tax Consequences" are accurate in all material respects.

     The letter containing such opinion shall also contain a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements (except as to those matters stated in subparagraphs
(F) and (G) above), such counsel has no reason to believe (1) that any document, if any, filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and statistical data included therein, and except for any proxy statement of the Company, as to which such counsel need not express any opinion), did not comply when so filed as to form in all material respects with the

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Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for the part of the Registration Statement that constitutes the Form T-l heretofore referred to and except for any proxy statement of the Company) any part of the Registration Statement, when such part became effective, and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein, and except for any proxy statement of the Company, as to which such counsel need not express any opinion), do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          d. The Manager shall have received on the Closing Date an opinion of the Office of General Counsel of the Company, dated the Closing Date, to the effect that:

              (i) the Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (ii) each of the Company's Significant Subsidiaries is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business, and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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             (iii)  each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (iv) the statements (1) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (2) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report and (3) under the caption "Employment Agreement and Name Assignment" in the Company's Proxy Statement for its Annual Meeting of Stockholders immediately succeeding the filing of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (v) after due inquiry, such counsel does not know of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

              (vi) each of the Company and its Significant Subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (vii) Charles Schwab is a member in good standing of the associations and exchanges indicated in the Prospectus and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia

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and Puerto Rico, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (viii) the execution and delivery by the Company of this Agreement, the Offered Securities and the relevant Indenture and the performance by the Company of its obligations under this Agreement, the Offered Securities and the relevant Indenture at the time the Offered Securities were issued did not violate, to such counsel's best knowledge, after reasonable investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole);

              (ix) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, that are not described as required; and

              (x) such counsel is of the opinion that the proxy statement most recently filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express an opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and no facts have come to the attention of such counsel to lead them to believe that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief) the proxy statement most recently filed pursuant to the Exchange Act by the Company and incorporated by reference in the Prospectus, when such part of Registration Statement became effective, and as of the date such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          e. The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (ii), (iii), (iv), (v)

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and (vii) (but only as to the statements in the Prospectus under "Description of
Debt Securities," "Plan of Distribution," "Underwriting" and similar captions) and clauses (2), (3) and (4) of the last subparagraph of paragraph c above.

        In giving the opinions referred to in paragraph (c) hereof, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may rely on the opinion of Davis Polk & Wardwell as to any matters governed by the laws of New York, and in giving the opinion referred to in paragraph (e) hereof, Davis Polk & Wardwell may rely on the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, as to any matters governed by laws of California. With respect to the last subparagraph of paragraph (c) above, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of the last subparagraph of paragraph (c) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

        The opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, described in paragraph (c) above shall be rendered to you at the request of the Company and shall so state therein.

        The opinion of the Office of General Counsel of the Company, described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

          f. The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

     6.  Covenants of the Company. In further consideration of the agreements of
         ------------------------
the Underwriters herein contained, the Company covenants as follows:

         a. To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

         b. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to each Underwriter promptly after being transmitted for filing with the Commission.

         c. If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         d. To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request.

         e. To make generally available to its security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the first fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

         f. During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager.

         g. Whether or not any sale of Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Offered Securities, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Offered Securities under securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Offered Securities, (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (viii) all reasonable document production charges and reasonable expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement.

     7.  Indemnification and Contribution.
         --------------------------------

         a. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished to such Underwriter any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         b. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         c. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         d.  To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         e. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8.  Termination.  This Agreement shall be subject to termination, by notice
         -----------
given by the Manager to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

     9.  Defaulting Underwriters.  If, on the Closing Date, any one or more of
         -----------------------
the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Offered Securities.

     10.  Representations and Indemnities to Survive. The respective indemnity
          ------------------------------------------
and contribution agreements and the representations, warranties and other statements of the Company, its officers and the Underwriters set forth in this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 7 and delivery of and payment for the Offered Securities.

     11.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12.  Counterparts.  The Underwriting Agreement may be signed in any number
          ------------
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the internal laws of the State of New York.

     14.  Headings.  The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             UNDERWRITING AGREEMENT

                              _____________, 2000

THE CHARLES SCHWAB CORPORATION
101 Montgomery Street
San Francisco, California 94104


Ladies and Gentlemen:

        We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that The Charles Schwab Corporation, a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Debt Securities] (the "Debt Securities") (The Debt Securities are also referred to herein as the "Offered Securities"). The Debt Securities will be issued pursuant to the provisions of a [Senior/Subordinated] Indenture dated as of July 15, 1993, as amended, (the "[Senior/Subordinated] Debt Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee").

        Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of _____% of the principal amount of Debt Securities[, plus accrued interest, if any, from [Date of Offered Securities] to the date of payment and delivery]/1/.


                                                            Principal Amount of
             Name                                             Debt Securities
             ----                                           -------------------



[Insert syndicate list]


                        Total: ___________________

--------------
/1/ To be added only if the transaction does not close flat.

        [The principal amount of Debt Securities to be purchased by the several Underwriters shall be reduced by the aggregate principal amount of Debt Securities sold pursuant to delayed delivery contracts.]/2/

        The Underwriters will pay for the Offered Securities [(less any Offered Securities sold pursuant to delayed delivery contracts)]/3/ upon delivery thereof at [office] at ______ a.m. (New York time) on ___________, 200_, or at such other time, not later than 5:00 p.m. (New York time) on __________, 200_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

        The Offered Securities shall have the terms set forth in the Prospectus dated ___________, 200_, and the Prospectus Supplement dated ____________ 200_, including the following:

        Terms of Debt Securities:

        Maturity Date:  __________,  ____

        Interest Rate:

        Redemption Provisions:

        Interest Payment Dates:  ____________ and

        ____________________  commencing

        ____________ __, ________)]

        [(Interest accrues from

        __________ --, ___)]

Form and Denomination:

Ranking: The Debt Securities will be [Senior/ Subordinated] indebtedness of the Company issued under the [Senior/ Subordinated] Indenture dated as of July 15, 1993, as amended, between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee.

------------------
/2/ To be added only if delayed delivery contracts are contemplated.

/3/ To be added only if the transaction does not close flat.

[Other Terms:]

        [The commission to be paid to the Underwriters in respect of the Offered Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be __% of the principal amount of the Debt Securities so purchased.]/4/


        All provisions contained in the document entitled The Charles Schwab Corporation Underwriting Agreement Standard Provisions (Debt Securities), dated ___________, 2000, a copy of which is attached, hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


----------
/4/ To be added only if delayed delivery contracts are contemplated.

                  [SIGNATURE PAGE WHERE MORGAN STANLEY & CO.
              INCORPORATED OR MORGAN STANLEY & CO. INTERNATIONAL
                         LIMITED IS A CO-LEAD MANAGER]

        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.



                              Very truly yours,

                              [MORGAN STANLEY & CO. INCORPORATED]
                              [MORGAN STANLEY & CO. INTERNATIONAL LIMITED]
                              [CHARLES SCHWAB & CO., INC.]
                              [Name of Other Lead Managers]

                              On behalf of themselves and the other Underwriters named herein

                              By:  [MORGAN STANLEY & CO.
                                      INCORPORATED]
                                   [MORGAN STANLEY & CO.
                                      INTERNATIONAL LIMITED]


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

Accepted:

THE CHARLES SCHWAB CORPORATION


By:
   ---------------------------------
   Name:
   Title:

                  [SIGNATURE PAGE WHERE MORGAN STANLEY & CO.
              INCORPORATED OR MORGAN STANLEY & CO. INTERNATIONAL
                           LIMITED IS SOLE MANAGER]

        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.



                            Very truly yours,

                            [MORGAN STANLEY & CO. INCORPORATED]
                            [MORGAN STANLEY & CO. INTERNATIONAL
                            LIMITED]
                            acting severally on behalf of itself and the several Underwriters named herein

                                 By:
                                    ------------------------------------------
                                    Name:
                                    Title:


Accepted:

THE CHARLES SCHWAB CORPORATION


By:
   -------------------------------
   Name:
   Title:

                                   Schedule I


                           DELAYED DELIVERY CONTRACT


                                _________, 200_

Dear Sirs:

        The undersigned hereby agrees to purchase from The Charles Schwab Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned the Company's securities described in Schedule A annexed hereto (the "Securities"), offered by the Company's Prospectus dated ______ , 200_, and Prospectus Supplement dated ________, 200_, receipt of copies of which is hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.

        The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery dates set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

        Payment for the Securities that the undersigned has agreed to purchase on each Delivery Date shall be made to the Company in Federal or other funds immediately available in New York City on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

        The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

        Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.

        This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

        If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.



                                         Yours very truly,

                                         ---------------------------------
                                            (Purchaser)

                                         By
                                           -------------------------------

                                         ---------------------------------
                                                 (Title)

                                         ---------------------------------

                                         ---------------------------------
                                                (Address)

Accepted:

The Charles Schwab Corporation

By:
   ----------------------------

                 PURCHASER-- PLEASE COMPLETE AT TIME OF SIGNING

        The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                                    Telephone No.
           Name                  Including Area Code               Department
           ----                  -------------------               ----------

------------------------     ---------------------------   ---------------------------


                                   SCHEDULE A

Securities:
----------

Principal Amounts or Numbers to be Purchased:
--------------------------------------------

Purchase Price:
--------------

Delivery Dates:
--------------